                                                                  EXHIBIT (a)(4)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                             HOUSE OF FABRICS, INC.
                                       TO

                          FCA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                         FABRI-CENTERS OF AMERICA, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of House of Fabrics, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                  By Mail:                               By Hand/Overnight Delivery:
             Wall Street Station                               Receive Window
                P.O. Box 1023                                 Wall Street Plaza
           New York, NY 10268-1023                       88 Pine Street, 19th Floor
                                                             New York, NY 10005

                           By Facsimile Transmission:
                                 (212) 701-7636

                           For Information Telephone:
                                 (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to FCA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Fabri-Centers of America, Inc., an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate No(s). (if available):
                                  --------------------------------------------

Check box if Shares will be tendered by book-entry transfer:  [ ]

Account Number:
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Name(s) of Record Holder(s):
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                                 (PLEASE PRINT)

Address(es):
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                               (INCLUDE ZIP CODE)

Company Area Code and Tel. No.:
                               --------------------------------------------

Area Code and Tel. No.:
                       ---------------------------------------------------------

Signature(s)
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Dated: ________________ , 1998

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Co., in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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Address:
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                                                                      (ZIP CODE)

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------

Name:
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                                      (PLEASE PRINT)

Title:
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Area Code and Tel. No.:
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Dated:           , 1998
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     NOTE: DO NOT SEND SHARE CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED
           DELIVERY. SHARE CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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